UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): April 23, 2020

MOUNTAIN HIGH ACQUISITIONS CORP.

COLORADO	333-175825	27-3515499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6501 E. Greenway Parkway #103-412

Scottsdale, Arizona 85254

(Address of principal executive offices)

(760) 413-3927

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

On April 23,2020,, Mountain High Acquisitions Corp, (“MYHI”) and Trilogy Capital LLC ("Purchaser") entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which MYHI agreed to issue 11,750,000 restricted shares of MYHI (the “MYHI Shares") to Purchaser and Purchaser agreed to purchase the MYHI Shares for $94,000. The proceeds from the sale of the MYHI Shares are to be used to pay the outstanding obligations of MYHI under a Convertible Promissory Note dated April 24, 2019 issued to St. George Investments, LLC.

ITEM 3.02 Unregistered Sales of Equity Securities.

On August 24 2020, the sale of the MYHI Shares was consummated.. Such shares were isssued in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. Such reliance was based on the fact that the issuance of such shares did not involve a public offering. On August 24, 2020, MYHI paid off the note to St. George Investments, LLC.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits	Document Description
	10.01	Securities Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30,2020	MOUNTAIN HIGH ACQUISITIONS CORP. By: /s/ Alan Smith Alan Smith , Chief Executive Officer